                                                                      EXHIBIT 11

ATALANTA/SOSNOFF CAPITAL CORPORATION AND SUBSIDIARIES

COMPUTATIONS OF EARNINGS PER SHARE
FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997





                                                          1999            1998          1997
                                                      ------------    -----------   ------------

EARNINGS:
    Net income                                        $ 17,564,232    $ 7,783,518   $  9,849,373
                                                      ============    ===========   ============

BASIC EARNINGS PER SHARE:
    Shares - weighted average number of common
        shares outstanding                               9,192,066      9,571,711      9,037,469
                                                      ============    ===========   ============

BASIC EARNINGS PER SHARE                              $       1.91    $       .81   $       1.09
                                                      ============    ===========   ============

DILUTIVE EARNINGS PER SHARE:
    Common stock equivalents - options                       8,406         10,926         50,936
                                                      ============    ===========   ============

SHARES - WEIGHTED AVERAGE NUMBER OF
    COMMON SHARES AND COMMON EQUIVALENT
    SHARES OUTSTANDING                                   9,200,472      9,582,637      9,088,405
                                                      ============    ===========   ============

DILUTIVE EARNINGS PER SHARE                           $       1.91    $       .81   $       1.08
                                                      ============    ===========   ============

ANTIDILUTIVE SHARES AS OF DECEMBER 31, 1999                200,000        150,000             -
                                                      ============    ===========   ============


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